Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-73726) pertaining to the Paragon Trade Brands, Inc. Retirement Savings Investment Management Plan of our report dated June 23, 2000, with respect to the financial statements and supplemental schedule of the Paragon Trade Brands, Inc. Retirement Savings Investment Management Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

/s/ Ernst & Young LLP

Atlanta, Georgia
Julye 10, 2000